Exhibit 99.1

            Witness Systems Announces Third Quarter Results

    ATLANTA--(BUSINESS WIRE)--Oct. 23, 2003--Witness Systems (NASDAQ:
WITS):

        --  Exceeds revenue and earnings expectations
        --  Issues 2004 guidance

    Witness Systems (NASDAQ: WITS), a leading global provider of performance optimization software and services, today announced financial results for the third quarter ended September 30, 2003. Under generally accepted accounting principles (GAAP), revenue was $27.9 million for the third quarter and $74.5 million for the nine months ended September 30, 2003. Net loss on a GAAP basis was ($2.5 million), or ($0.11) per share, for the third quarter and ($18.5 million), or ($0.84) per share, for the nine months ended September 30, 2003.

    Adjusted Results from Operations

    The company's internal reporting and performance measurement systems are established on a basis that excludes certain non-cash items and acquisition-related charges required under GAAP. The company believes these adjusted results are a better representation of operating performance. Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings are as follows:


                                     Three Months      Nine Months
                                        Ended             Ended
                                     September 30,    September 30,
                                          2003             2003
                                    ---------------- ----------------
                                    Revenue    EPS   Revenue    EPS
                                    -------- ------- -------- -------
                                    (in thousands, except per share
                                                  data)

GAAP results                        $27,897  ($0.11) $74,451  ($0.84)
Amortization of intangible assets
 included in cost of goods sold           -    0.06        -    0.12
Amortization of intangible assets
 included in operating expenses                0.02             0.06
Merger related and restructuring
 costs                                    -    0.07        -    0.28
Acquired in-process research and
 development charges                      -       -        -    0.36
Difference between fair value and
 contract value of Eyretel
 maintenance(1)                         666    0.03    1,663    0.07
Difference between income taxes and
 pro forma tax expense at 36%             -   (0.03)       -   (0.02)
                                    -------- ------- -------- -------
Adjusted results (non-GAAP)         $28,563   $0.04  $76,114   $0.03
                                    ======== ======= ======== =======


(1) Purchase accounting requires maintenance contracts existing at the purchase date to be reduced to fair value. Fair value is defined as cost plus a reasonable profit. Contract value represents the amount customers have paid, and will continue to pay as their maintenance contracts renew.


    Commentary

    "We are very pleased that adjusted revenue of $28.6 million and earnings of $0.04 per share both exceeded Street consensus for the third quarter," said Dave Gould, chief executive officer of Witness Systems. "With the integration of Eyretel and Witness substantially complete, we are now beginning to reap the benefits of the merger and our global leadership position. During the third quarter, we expanded our gross margin by more than 400 basis points. We achieved a record level of operating income and postive cash flow from operations, both excluding certain non-cash items and merger-related costs. Our balance sheet remains strong, with approximately $39 million in cash, no debt and over $20 million of deferred revenue as of September 30.
    "Furthermore, we are encouraged by the acceptance of our workforce optimization strategy as more customers realize the productivity gains associated with performance improvement. During the quarter, we extended our product suite to include a customized contact center e-learning solution that uses actual agent interactions to create company-specific content enabling contact centers to leverage the best examples of customer support captured through our recording applications."
    Gould added, "We continue to see increasing success with our VoIP offerings. This first-to-market IP recording platform allows our customers to leverage their existing telephony investments as well as fully exploit pure IP-based environments. VoIP is an area in which we have a significant competitive advantage, and we'll continue to widen our lead."

    Financial Outlook

    The company currently expects to achieve fourth quarter adjusted revenue in the range of $28 to $29 million and adjusted earnings of approximately $0.04 to $0.06 per share. For the year, the company anticipates adjusted revenue in the range of $104 million to $105 million and adjusted earnings of approximately $0.07 to $0.09 per share. The company currently anticipates 2004 adjusted revenue in the range of $118 million to $123 million for the year and adjusted earnings of $0.25 to $0.30 per share, versus the current Street consensus of $0.14. Due to the uncertainty of additional merger-related costs and purchase accounting adjustments that will occur over the next several quarters, which are difficult to estimate at this time, the company is not providing guidance on a GAAP basis.

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. EST on Thursday, October 23, 2003. The online replay will be available at approximately 7 p.m. EST.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. Comprised of business-driven and/or full-time customer interaction recording, performance analysis and e-learning management applications, the browser-based eQuality(R) solution is designed to enhance the quality of customer contacts across multiple communications media, including the telephone, e-mail and Web. The closed-loop suite enables companies to record, evaluate, analyze and learn from customer contacts and the touch points they use to develop staff, generate revenue, reduce costs, and achieve greater customer retention and loyalty - all by sharing captured customer and business intelligence throughout the entire organization. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com.
    Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that statements in this release include historical and forward-looking statements relating to Witness Systems. Numerous factors affect the company's operating results and may cause actual results to differ materially from those indicated in this or any other disclosure, and there can be no assurance that future results will meet expectations. Specific risks include, but are not limited to, fluctuations in customer demand, timing of orders for the company's products and services, market acceptance of products and the effect of macro-economic trends on the company's business. There are also risks associated with rapid technology changes, foreign currency fluctuations, and the management of Witness Systems' business. During the first quarter the company completed the acquisition of Eyretel. There are specific risks related to acquisitions. The company's ability to conduct acquisitions and properly manage the integration is unproven. If the company fails to properly execute acquisitions, it may seriously harm their business and operating results. In making acquisitions, the company faces a number of risks including identifying suitable acquisition candidates, performing adequate due diligence, identifying potential liabilities, forecasting the financial impact of an acquisition, assessing the impact of non-US GAAP accounting on operating results, effectively integrating the acquired company to achieve the expected synergies and negotiating acceptable terms for acquisitions. Additional risks include, but are not limited to the potential distraction of management, diversion of resources, business disruption, the ability to retain and motivate key employees of the acquired company, maintaining good relations with the customers of the acquired company and managing operations that may be located far from the company's current headquarters. Investors are cautioned that these forward-looking statements are not guarantees of future performance, and the Company undertakes no obligation to update these statements. The company's actual results may differ materially from expectations. A more complete summary of these and other investment risks that may affect the company are identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and any other reports filed from time to time with the Securities and Exchange Commission.
    eQuality and the Witness logo are trademarks of Witness Systems, Inc. in the United States and other countries.
    All other trademarks mentioned in this document are the property of their respective owners.

                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                       (dollars in thousands)

                                      September 30,    December 31,
                                          2003             2002
                                     ---------------- ---------------
                                       (unaudited)

Cash and cash equivalents                    $38,786         $36,391
Short-term investments                           310          28,937
Accounts receivable, net                      25,292          13,394
Other current assets                           5,327           2,780
                                     ---------------- ---------------
     Total current assets                     69,715          81,502
Property and equipment, net                    6,527           5,057
Intangible assets                             21,874             185
Other assets                                   1,884             397
                                     ---------------- ---------------
     Total assets                           $100,000         $87,141
                                     ================ ===============

Accounts payable and accrued
 liabilities                                 $24,863          $9,755
Deferred revenue                              20,429          12,312
                                     ---------------- ---------------
     Total current liabilities                45,292          22,067
Restructuring accruals -- long-term            4,025               -
Deferred tax liability                         2,383               -
                                     ---------------- ---------------
     Total liabilities                        51,700          22,067
                                     ---------------- ---------------
     Total stockholders' equity               48,300          65,074
                                     ---------------- ---------------
     Total liabilities and
      stockholders' equity                  $100,000         $87,141
                                     ================ ===============


                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                              Three Months Ended   Nine Months Ended
                                September 30,        September 30,
                             -------------------- --------------------
                               2003       2002      2003      2002
                             ---------- --------- --------- ----------
Revenue:
  Product                      $11,000    $6,590   $31,987    $25,543
  Services                      16,897     8,461    42,464     24,737
                             ---------- --------- --------- ----------
     Total revenue              27,897    15,051    74,451     50,280
Cost of revenue:
  Product                        2,410       261     7,539        577
  Services                       6,524     3,036    16,724      8,852
                             ---------- --------- --------- ----------
     Total cost of revenue       8,934     3,297    24,263      9,429
                             ---------- --------- --------- ----------
     Gross profit               18,963    11,754    50,188     40,851
Operating expenses:
  Selling, general and
   administrative               15,402     9,634    42,385     30,574
  Research and development       4,804     3,698    13,310     11,212
  Merger related and
   restructuring costs           1,602         -     6,179          -
  Acquired in-process
   research and development
   charges                           -         -     7,840          -
                             ---------- --------- --------- ----------
     Total operating expenses   21,808    13,332    69,714     41,786
                             ---------- --------- --------- ----------
     Operating loss             (2,845)   (1,578)  (19,526)      (935)
Interest and other income,
 net                               321       379     1,187      1,235
                             ---------- --------- --------- ----------
     Income (loss) before
      provision for income
      taxes                     (2,524)   (1,199)  (18,339)       300
Provision for income taxes           8         -       198        200
                             ---------- --------- --------- ----------
     Net income (loss)         ($2,532)   (1,199) ($18,537)      $100
                             ========== ========= ========= ==========

Diluted net income (loss) per
 share                          ($0.11)   ($0.05)   ($0.84)     $0.00
                             ========== ========= ========= ==========

Shares used in computing
 diluted net income (loss)
 per share                      22,040    22,775    21,947     23,759


    CONTACT: Witness Systems, Atlanta
             William Evans, 770-754-1915
             bevans@witness.com
             or
             Ryan Hollenbeck, 770-754-1962
             rhollenbeck@witness.com